QuickLinks -- Click here to rapidly navigate through this document

Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated February 23, 2018 with respect to the consolidated financial statements, financial highlights, Schedule 12-14, and the Senior Securities table of Main Street Capital Corporation for the year ended December 31, 2017 contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned reports in this Registration Statement and Prospectus and to the use of our name as it appears under the captions "Senior Securities", "Selected Financial Data" and "Independent Registered Public Accounting Firm."

/s/ GRANT THORNTON LLP

Houston, Texas
March 7, 2018

QuickLinks

  Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM